Exhibit 99.3

NewAge, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On November 16, 2020, NewAge, Inc. (“NewAge”) completed its business combination with Ariix, LLC (“Ariix”) for total purchase consideration of approximately $167.9 million (the “Ariix Merger”). Ariix is an international direct selling business that provides products in the health and wellness industry for complete and balanced nutrition, weight loss management, water and air filtration, personal care products, essential oils, and anti-aging skincare. To fund a portion of the cash payments required under the amended and restated merger agreement with Ariix, NewAge replaced its debt agreement with East West Bank on December 1, 2020 through the completion of a private placement that included 8.00% Original Issue Discount Senior Secured Notes with an initial principal balance of $32.4 million (the “Senior Notes”). The issuance of the Senior Notes and termination of the debt agreement with East West Bank (collectively referred to as the “Refinancing”).

The accompanying unaudited pro forma condensed combined financial information is based on the historical financial statements and accounting records of NewAge and Ariix after giving effect to the Ariix Merger and Refinancing through the related pro forma adjustments. Further details about the Ariix Merger and the Refinancing, along with key assumptions and estimates underlying the unaudited pro forma adjustments are described in the Notes to Unaudited Pro Forma Condensed Combined Financial Information (the “Pro Forma Notes”). The unaudited pro forma condensed combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and the related footnotes to such financial statements:

●	historical audited consolidated financial statements of NewAge as of and for the year ended December 31, 2019, and the related notes to consolidated financial statements, as set forth in the NewAge’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020;
●	historical unaudited condensed consolidated financial statements of NewAge as of and for the nine months ended September 30, 2020, and the related notes to unaudited condensed consolidated financial statements, as set forth in NewAge’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 9, 2020;
●	historical audited consolidated financial statements of Ariix as of January 3, 2020 and December 28, 2018 and for the fiscal years then ended, and the related notes to consolidated financial statements, as set forth in Exhibit 99.1 to this Current Report on Form 8-K/A;
●	historical unaudited consolidated financial statements of Ariix as of October 2, 2020, and for the nine fiscal months ended October 2, 2020 and September 27, 2019, and the related notes to unaudited consolidated financial statements, as set forth in Exhibit 99.2 to this Current Report on Form 8-K/A.

The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2020, combines the historical unaudited consolidated balance sheets of NewAge and Ariix, giving effect to the Ariix Merger and the Refinancing, as if both events had occurred on September 30, 2020. The accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019, combine the historical consolidated statements of operations of NewAge and Ariix, giving effect to the Ariix Merger and the Refinancing as if both events had occurred on January 1, 2019, the first day of NewAge’s fiscal year ended December 31, 2019.

The accompanying pro forma adjustments are based on preliminary estimates that have been made solely for the purpose of providing unaudited pro forma condensed combined financial information prepared in accordance with the rules and regulations of the SEC. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that NewAge and Ariix would have achieved had the companies been combined during the periods presented herein.

NewAge has prepared the following unaudited pro forma condensed combined financial information pursuant to the requirements of Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. NewAge has voluntarily complied with Release No. 33-10786 in advance of its mandatory compliance date. The unaudited pro forma condensed combined financial information is presented to illustrate the transaction accounting adjustments related to the Ariix Merger and the Refinancing, including recognition of goodwill, intangible assets and debt discounts. The unaudited pro forma condensed combined financial information is not intended to project the future results of operations that the combined company may achieve after the Ariix Merger and Refinancing and does not reflect any adjustments for post-closing integration costs, or any potential cost savings or revenue enhancement synergies that may be realized as a result of the Ariix Merger. Although NewAge expects that some overall cost savings and revenue enhancement synergies will result from the Ariix Merger, there can be no assurance that these expectations will be realized.

1

NewAge Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2020

(In Thousands)

	Historical Results		Pro Forma Adjustments			Pro Forma
	NewAge (A)	Ariix (B)	Refinancing (C)	Ariix Merger		Combined

ASSETS
Current assets:
Cash and cash equivalents	$26,885	$6,327	$10,859	$-		$44,071
Accounts receivable, net of allowance	10,334	5,041	-	-		15,375
Inventories	30,567	17,032	-	774	(E)	48,373
Current portion of restricted cash	1,500	3,028	(1,500)	(3,028	)(E)	-
Prepaid expenses and other	4,186	8,138	-	-		12,324
Total current assets	73,472	39,566	9,359	(2,254)		120,143

Long-term assets:
Identifiable intangible assets, net	40,104	6,399	-	123,496	(E)	169,999
Right-of-use lease assets	36,585	-	-	3,608	(G)	40,193
Property and equipment, net	27,571	740	-	-		28,311
Restricted cash, net of current portion	16,846	-	5,400	-		22,246
Goodwill	10,284	9,332	-	48,828	(E)	68,444
Deferred income taxes	9,735	3,093	-	(3,093	)(E)	9,735
Deposits and other	5,161	1,095	(235)	-		6,021

Total assets	$219,758	$60,225	$14,524	$170,585		$465,092

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,598	$10,112	$-	$-		$20,710
Accrued liabilities	40,083	34,917	(334)	2,052	(F)(G)	76,718
Current portion of business combination liabilities	-	1,660	-	9,969	(D)	11,629
Current maturities of long-term debt	1,504	1,000	15,500	(1,000	)(E)	17,004
Total current liabilities	52,185	47,689	15,166	11,021		126,061

Long-term liabilities:
Business combination liabilities, net of current portion	-	5,090	-	103,721	(D)	108,811
Long-term debt, net of current maturities	18,469	2,765	(4,938)	-		16,296
Operating lease liabilities, net of current portion:
Lease liabilities	33,699	-	-	1,966	(G)	35,665
Deferred lease financing obligation	16,049	-	-	-		16,049
Deferred income taxes	5,484	-	-	4,783	(E)	10,267
Accrued employee benefits and other	9,491	-	-	-		9,491
Total liabilities	135,377	55,544	10,228	121,491		322,640

Redeemable common stock, 800 shares pro forma combined	-	-	2,195	-		2,195

Stockholders’ equity:
Common stock, issued and outstanding 98,490 shares historical (118,194 shares pro forma combined)	98	-	-	20	(D)	118
Members’ capital	-	5,117	-	(5,117	)(E)	-
Additional paid-in capital	232,175	-	2,861	54,165	(D)	289,201
Note receivable for stock subscription	(1,250)	-	-	-		(1,250)
Accumulated other comprehensive income (loss)	1,134	(436)	-	436	(E)	1,134
Accumulated deficit	(147,776)	-	(760)	(410	)(F)	(148,946)
Total stockholders’ equity	84,381	4,681	2,101	49,094		140,257

Total liabilities and stockholders’ equity	$219,758	$60,225	$14,524	$170,585		$465,092

See accompanying notes to unaudited pro forma condensed combined financial information.

2

NewAge Inc.

Interim Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2020

(In Thousands, Except Per Share Amounts)

	Historical Results		Pro Forma Adjustments				Pro Forma
	NewAge (AA)	Ariix (BB)	Refinancing		Ariix Merger		Combined

Net revenue	$189,049	$190,754	$-		$-		$379,803
Cost of goods sold	71,952	44,479	-		-		116,431
Gross profit	117,097	146,275	-		-		263,372

Operating expenses:
Commissions	55,378	84,291	-		-		139,669
Selling, general and administrative	84,868	45,795	-		(490	)(CC)	130,173
Loss on disposal of Divested Businesses	3,446	-	-		-		3,446
Write-off of failed business combination costs	-	1,150	-		-		1,150
Impairment of long-lived assets	400	79	-		-		479
Depreciation and amortization expense:	5,293	1,328	-		8,122	(DD)	14,743
Total operating expenses	149,385	132,643	-		7,632		289,660
Operating income (loss)	(32,288)	13,632	-		(7,632)		(26,288)

Non-operating income (expenses):
Interest expense	(1,693)	(336)	(910	)(EE)	$-		(2,939)
Loss from sale of property and equipment	(128)	-	-		-		(128)
Loss from change in fair value of derivatives	(392)	-	392	(FF)	-		-
Interest and other income (expense), net	1,082	(195)	-		-		887
Income (loss) before income taxes	(33,419)	13,101	(518)		(7,632)		(28,468)
Income tax benefit (expense)	(1,886)	827	-	(GG)	(482	)(GG)	(1,541)

Net income (loss)	$(35,305)	$13,928	$(518)		$(8,114)		$(30,009)

Net loss per share applicable to common stockholders (Basic and Diluted)	$(0.38)						$(0.27)

Weighted average number of common shares outstanding (Basic and Diluted)	92,087		800	(HH)	19,704	(HH)	112,591

See accompanying notes to unaudited pro forma condensed combined financial information.

3

NewAge Inc.

Annual Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(In Thousands, Except Per Share Amounts)

	Historical Results		Pro Forma Adjustments				Pro Forma
	NewAge (II)	Ariix (JJ)	Refinancing		Ariix Merger		Combined

Net revenue	$253,708	$222,937	$-		$-		$476,645
Cost of goods sold	101,001	51,528	-		-		152,529
Gross profit	152,707	171,409	-		-		324,116

Operating expenses:
Commissions	75,961	102,762	-		-		178,723
Selling, general and administrative	114,982	52,594	-		-		167,576
Business combination expense (gain):
Change in fair value of earnout obligations	(13,809)	-	-		-		(13,809)
Long-lived asset impairment expense:
Goodwill and identifiable intangible assets	44,925	-	-		-		44,925
Right-of-use assets	2,265	-	-		-		2,265
Depreciation and amortization expense	8,382	1,068	-		11,563	(DD)	21,013
Total operating expenses	232,706	156,424	-		11,563		400,693
Operating income (loss)	(79,999)	14,985	-		(11,563)		(76,577)

Non-operating income (expenses):
Gain from sale of property and equipment	6,365	-	-		-		6,365
Interest expense	(3,677)	(464)	(8,332	)(EE)	-		(12,473)
Gain from change in fair value of derivatives	371	-	99	(FF)	-		470
Interest and other income (expense), net	(227)	(83)	-		-		(310)
Income (loss) before income taxes	(77,167)	14,438	(8,233)		(11,563)		(82,525)
Income tax expense	(12,668)	(1,614)	-	(GG)	-	(GG)	(14,282)

Net income (loss)	$(89,835)	$12,824	$(8,233)		$(11,563)		$(96,807)

Net loss per share applicable to common stockholders (Basic and Diluted)	$(1.16)						$(0.99)

Weighted average number of common shares outstanding (Basic and Diluted)	77,252		800	(HH)	19,704	(HH)	97,756

See accompanying notes to unaudited pro forma condensed combined financial information.

4

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Description of Transactions

Ariix Merger

On September 30, 2020, NewAge entered into an Amended and Restated Agreement and Plan of Ariix Merger (the “Ariix Merger Agreement”), by and among Ariix, LLC (“Ariix”), Ariel Merger Sub, LLC (“Ariix Merger Sub”), Ariel Merger Sub 2, LLC (“Ariix Merger Sub 2”), certain Members of Ariix (the “Sellers”), and Frederick W. Cooper, the principal member of Ariix who serves as sellers’ agent (the “Sellers’ Agent”), pursuant to which NewAge agreed to acquire 100% of the equity interests of Ariix, subject to customary representations, warranties, covenants and indemnities and closing conditions. On November 13, 2020, in contemplation of the upcoming closing, the Sellers’ Agent was appointed as a member of NewAge’s Board of Directors under the Ariix Merger Agreement. On November 16, 2020, NewAge entered into a letter agreement (the “Waiver Letter”), with Ariix and the Sellers’ Agent that resulted in closing of the Ariix Merger on November 16, 2020 (the “Merger Closing Date”). On January 29, 2021, NewAge and the Sellers’ Agent entered into a letter of clarification (the “Clarification Letter”) that explained the intent of the parties as of the closing date of the transaction whereby (i) a restricted cash account of Ariix with a Chinese bank that had a balance of $3.0 million as of the Merger Closing Date remained an asset of the Sellers and, accordingly, was not conveyed to NewAge, and (ii) the number of shares of NewAge Common Stock issuable to the Sellers on the first anniversary of the Merger Closing Date was reduced by 500,000 shares, from 25.5 million shares to 25.0 million shares. On the Merger Closing Date, Ariix merged with Ariix Merger Sub, with Ariix as the surviving entity and a wholly-owned subsidiary of NewAge. Subsequently, Ariix Merger Sub was merged with and into Ariix Merger Sub 2 and remains a wholly-owned subsidiary of NewAge. Ariix Merger Sub 2 was subsequently renamed “Ariix, LLC”.

Pursuant to the Ariix Merger Agreement as modified by the Waiver Letter and the Clarification Letter (the “Amended Ariix Merger Agreement”), NewAge was obligated to issue 19.7 million shares of its Common Stock on the Merger Closing Date, subject to delivery by Sellers’ Agent of issuance instructions, and to pay $10.0 million to the Sellers within two business days of the later of the dates that (i) Ariix delivers to NewAge certain audited annual financial statements and unaudited interim financial statements, and (ii) NewAge receives new debt financing and repays its debt agreement with East West Bank. On December 1, 2020, NewAge refinanced its debt agreement with East West Bank, and on February 1, 2021, Ariix delivered the required audited annual and unaudited interim financial statements to NewAge. On January 29, 2021, Sellers’ Agent delivered issuance instructions for the 19.7 million shares of Common Stock. NewAge directed its transfer agent to issue these shares on February 1, 2020 and expects to pay $10.0 million to the Sellers in early February 2021.

On May 16, 2021, NewAge is required to either pay up to $10.0 million in cash to the Sellers or issue a variable number of shares of its Common Stock with a value up to $10.0 million (the “Interim Ariix Merger Consideration”). The terms of NewAge’s new debt financing requires that if this payment is made that it must be paid in shares of common stock. The Interim Ariix Merger Consideration is reduced to the extent that working capital of Ariix is less than $11.0 million as of the Merger Closing Date. Based on the preliminary balance sheet provided by Ariix as of the Merger Closing Date, working capital of Ariix amounted to a negative balance that is expected to eliminate the requirement to pay the Interim Ariix Merger Consideration of $10.0 million. To the extent that working capital of Ariix is less than $1.0 million based on the final balance sheet as of the Merger Closing Date, there will be a reduction in the number of shares issuable on the first anniversary of the Merger Closing Date.

Pursuant to the Amended Ariix Merger Agreement and exclusive of the impact of the working capital adjustment, NewAge is required to seek approval from its stockholders to issue up to 30.9 million shares of its Common Stock as additional consideration required under the Amended Ariix Merger Agreement, up to 1.7 million shares for consideration payable to designees of the Sellers’ Agent, and 7.0 million shares of Common Stock to the Seller’s Agent in consideration of a non-competition, non-solicitation, invention assignment, and right of first refusal agreement with a term that extends for five years (the “Non-Compete Agreement”). If NewAge’s stockholders fail to approve the issuance of the aggregate of 39.6 million shares of Common Stock at up to three stockholder meetings held after the Merger Closing Date, NewAge will be required to make cash payments up to $163.3 million, subject to working capital and post-closing adjustments, within 90 days after the third stockholder meeting. These cash payments consist of approximately $141.0 million to the Sellers, up to $10.0 million for payments to certain designees of the Seller’s Agent, and a payment to the Seller’s Agent of approximately $12.3 million.

5

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Refinancing of Debt

On November 30, 2020, NewAge entered into a securities purchase agreement (the “SPA”) for a private placement of its (i) 8.00% Original Issue Discount Senior Secured Notes with an initial principal balance of $32.4 million (the “Senior Notes”), (ii) 800,000 shares of its common stock (the “Commitment Shares”), (iii) Class A Warrants to purchase 750,000 shares of Common Stock exercisable for five years at $3.75 per share (the “Class A Warrants”), and (d) Class B Warrants to purchase 750,000 shares of Common Stock exercisable for five years at $5.75 per share (the “Class B Warrants,” and together with the Class A Warrants, the “Warrants”). The Warrants are exercisable until December 1, 2025. Exercise of the Warrants is permitted on a cashless basis if the underlying shares are not subject to an effective registration statement, and the shares are subject to a beneficial ownership limitation of 4.99% (or 9.99% at the option of the Purchasers). The holders of the Commitment Shares have the right to demand that NewAge redeem the shares if a registration statement for the shares is not declared effective by March 31, 2021. The redemption price is the greater of $3.36 per share and the volume weighted average price of NewAge shares on the date prior to the date that the holders elect to demand redemption.

NewAge received gross proceeds of $30.0 million from the private placement at the closing on December 1, 2020 (the “Refinance Closing Date”). Based on debt balances as of September 30, 2020, approximately $14.2 million of the proceeds was used to repay all outstanding principal to terminate NewAge’s Credit Facility with East West Bank (the “EWB Credit Facility”), including the termination of an interest rate swap agreement for $0.4 million and a prepayment fee of $0.1 million. In addition, NewAge incurred placement agent fees and other incremental and direct costs related to the private placement of $1.1 million, resulting in net cash proceeds from the refinancing of approximately $15.0 million. In connection with the termination of the EWB Credit Facility, restrictions previously imposed by EWB were eliminated for certain cash deposits previously classified as current assets for $1.5 million and long-term assets for $12.6 million.

The Senior Notes were issued on the Refinance Closing Date resulting in an original issue discount (“OID”) of $2.4 million for gross proceeds of $30.0 million. Other discounts related to the Senior Notes consist of the relative fair value of 800,000 shares of Redeemable Common Stock issued of $2.2 million, the relative fair value of warrants issued of $2.9 million, advisory fees and other incremental costs incurred for a total of $1.3 million for total OID and other discounts of $8.8 million (the Note Discounts”). The Senior Notes bear interest at an annual rate of 8.0% applied to the contractual principal balance with such accrued interest payable in cash monthly commencing on December 31, 2020 and continuing monthly thereafter. The Note Discounts will be accreted to interest expense using the effective interest method which results in an effective interest rate of approximately 44.7%, including the 8.0% stated rate.

NewAge has certain post-closing obligations under the SPA, including the use of its best efforts to deliver account control agreements and certain perfected first-priority security interests by prescribed dates. In addition, NewAge was required to deliver certain historical financial statements of Ariix to the lenders by January 4, 2021. NewAge failed to submit the required financial statements by the deadline, which would have resulted in a default under the SPA. The lenders agreed to extend the deadline in exchange for the issuance of an additional 400,000 shares of NewAge Common Stock with a fair value of approximately $1.1 million as of the issuance date. These shares are subject to the same redemption rights as the Commitment Shares discussed above and the issuance will be accounted for in the first quarter of 2021. The Company submitted the required financial statements of Ariix on February 1, 2021.

For the months of February 2021 through April 2021, the holders of the Senior Notes are entitled to request that NewAge make principal payments up to $1.0 million per month which would be payable within five business days of each such notice. Beginning in June 2021 and continuing for each subsequent month, the holders of the Senior Notes are entitled to request that NewAge make principal payments up to $2.0 million per month which would be payable within five business days of each such notice. The maturity date of the Senior Notes is on December 1, 2022. However, if the holders of the Senior Notes exercise their rights to demand the maximum principal payments permitted in each month, the Senior Notes would be repaid in full by July 2022. NewAge may prepay all or a portion of the outstanding principal amount of the Senior Notes at any time, subject to a prepayment fee of 3.0% of the outstanding principal balance through December 1, 2021.

6

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

The obligations of NewAge under the Senior Notes are secured by substantially all of the assets of NewAge and its subsidiaries including Ariix, including all personal property and all proceeds and products thereof, goods, contract rights and other general intangibles, accounts receivable, intellectual property, equipment, and deposit accounts and a lien on certain real estate. NewAge is required to maintain restricted cash balances of $18.0 million. Shortly after delivery of the audited annual and unaudited interim financial statements of Ariix on February 1, 2021, the lenders are expected to release $10.0 million of the restricted cash balance that will be used to pay a portion of the merger consideration to the sellers of Ariix as discussed above under the caption “Ariix Merger”. However, the SPA provides that in the judgment of the lenders, the historical financial information of Ariix must validate NewAge’s acquisition of Ariix by demonstrating financial performance consistent with the quality of earnings in a pre-closing diligence report. Management of NewAge believes the lenders will conclude that the financial statements of Ariix validate NewAge’s acquisition, whereby the lenders will be required to release $10.0 million of the restricted cash balance. Upon release of $10.0 million of restricted cash, NewAge is required to maintain restricted cash balances of at least $8.0 million until the outstanding principal balance of the Senior Notes is reduced below $8.0 million without regard to the unaccreted discount. The Senior Notes contain certain restrictions and covenants, which, among other things, subject to certain exceptions, restrict NewAge’s ability to incur additional debt or make guarantees, sell assets, make investments or loans, make distributions or create liens or other encumbrances. The Senior Notes also require that NewAge comply with certain financial covenants, including maintaining minimum cash, minimum adjusted EBITDA, minimum revenue, and a maximum ratio of cash in foreign bank accounts to cash in U.S. deposit accounts subject to account control agreements.

The Senior Notes contain customary events of default, including failure to pay any principal or interest when due, failure to perform or observe covenants, breaches of representations and warranties, certain cross defaults, certain bankruptcy related events, monetary judgments defaults, material adverse effect defaults, change of management defaults, and a change in control. Upon the occurrence of an event of default, the outstanding obligations may be accelerated and become immediately due and payable and interest on the obligations increases to an annual rate of 12.0%.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet is based on the historical unaudited condensed balance sheets of NewAge as of September 30, 2020 and Ariix as of its fiscal period ended October 2, 2020 (collectively referred to herein as “September 30, 2020”), giving effect to the Ariix Merger and the Refinancing as if these events had occurred on September 30, 2020. The pro forma presentation includes “Interim” and “Annual” statements of operations that give effect to the Ariix Merger and the Refinancing as if these events had occurred on January 1, 2019, the first day of NewAge’s fiscal year ended December 31, 2019. The Interim unaudited pro forma condensed combined statement of operations includes the historical results for NewAge for the nine months ended September 30, 2020 and the historical results for Ariix for the nine-month fiscal period ended October 2, 2020 (collectively, both of these nine-month periods are referred to herein as relating to the nine months ended September 30, 2020). The Annual unaudited pro forma condensed combined statement of operations includes the historical results for NewAge for the calendar year ended December 31, 2019, and the historical results for Ariix for its fiscal year for the 53-week period from December 28, 2018 through January 3, 2020 (collectively, both of these annual periods are referred to herein as the year ended December 31, 2019).

Pro forma transaction accounting adjustments are reflected to give effect to the closing of the Ariix Merger on November 16, 2020. Pro forma effect has also been given for the Refinancing completed on December 1, 2020, because the Refinancing is being used to fund a portion of the cash payments required under the Amended Ariix Merger Agreement. NewAge has elected not to provide any adjustments for post-closing integration costs, or any potential cost savings or revenue enhancement synergies that may be realized as a result of the Ariix Merger.

Pro forma adjustments have been recognized for the expected accounting impact of (i) the Ariix Merger using the acquisition method of accounting whereby NewAge is the acquirer, and (ii) the Refinancing. The acquisition method of accounting is set forth in Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. Under the acquisition method of accounting, the assets acquired, and the liabilities assumed are recorded as of the Merger Closing Date at their respective fair values. For purposes of the unaudited pro forma condensed combined financial information, the assets acquired and the liabilities assumed by NewAge in the Ariix Merger have been measured at their estimated fair values as of the Merger Closing Date. Differences between these estimates of fair value and the final acquisition method accounting are expected to occur, and such differences could have a material impact on the final purchase price allocation and the future results of operations and financial position of NewAge. Accordingly, the pro forma adjustments are based on preliminary estimates that have been made solely for the purpose of providing unaudited pro forma condensed combined financial information prepared in accordance with the rules and regulations of the SEC.

7

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Financial statements and reported results of operations of NewAge issued after completion of the Ariix Merger will reflect these fair value adjustments. NewAge will finalize the acquisition accounting (including the necessary valuation and other studies) as soon as practicable within the required measurement period, but in no event later than one year following completion of the Ariix Merger.

To conform with NewAge’s accounting policies, the accompanying unaudited pro forma condensed combined balance sheet reflects the pro forma adjustment discussed in Note 3(G) for the acquisition accounting impact resulting from the adoption of ASC 842, Leases, with respect to operating leases of Ariix that were in effect as of September 30, 2020. Accordingly, the related right-of-use assets and operating lease liabilities have been recognized as a pro forma adjustment as of September 30, 2020. The impact of adoption of ASC 842 on the accompanying unaudited pro forma condensed combined statements of operations was not material. At this time, NewAge is not aware of any other significant differences between the accounting policies of the two companies that would have a material impact on the post-merger consolidated financial statements of NewAge. As NewAge completes its post-merger integration of Ariix, it is possible that other accounting policy differences may be identified that, when conformed, could have a material impact on the post-acquisition financial position and results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent the actual results of operations that NewAge and Ariix would have achieved had the companies been combined during the periods presented herein. The unaudited pro forma condensed combined financial information is not intended to project the future results of operations that the combined company may achieve after the Ariix Merger and the Refinancing.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The notes that relate to the accompanying unaudited pro forma condensed combined balance sheet are as follows:

(A)	New Age Historical Balance Sheet

Represents the historical condensed consolidated balance sheet of New Age as of September 30, 2020.

(B)	Ariix Historical Balance Sheet

Represents the historical condensed consolidated balance sheet of Ariix as of October 2, 2020.

(C)	Refinancing of Debt

Private Placement. As discussed in Note 1, on November 30, 2020, NewAge entered into a private placement of its Senior Notes, the Commitment Shares, and the Warrants which resulted in gross proceeds of $30.0 million. The net proceeds from the private placement amounted to approximately $28.9 million as set forth below (dollars in thousands):

				Redeemable		Additional
	Senior		Accrued	Common		Paid-in		Cash
	Notes		Liabilities	Stock		Capital		Proceeds

Original principal balance of Senior Notes	$32,432		$-	$-		$-		$32,432
Original Issue Discount	(2,432	)(1)	-	-		-		(2,432)
Gross cash proceeds	30,000		-	-		-		30,000
Financial instruments measured at relative fair value:
Fair value of 800,000 Commitment Shares issued	(2,195	)(2)	-	2,195	(3)			-
Relative fair value of Class A and B warrants issued	(2,861	)(4)	-	-		2,861	(4)	-
Amounts attributable solely to the Senior Notes:
Placement agent fees and expenses	(1,282	)(5)	219	-		-		(1,063)
Total discount in addition to OID	(6,338	)(1)	219	2,195		2,861		(1,063)

Total pro forma adjustment	$23,662		$219	$2,195		$2,861		$28,937

8

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1)	The aggregate discount related to the Senior Notes amounts to $8.8 million, including OID of $2.4 million. Based on this discount and the lenders’ right to require principal payments commencing in February 2020, NewAge determined that the effective rate of interest is approximately 44.7%, including the stated rate of 8.0%. For purposes of the unaudited pro forma condensed combined statements of operations, the discount of $8.8 million is accreted using the effective interest method as discussed further in Note 4(EE).
(2)	Fair value of the common stock that comprises the Commitment Shares was based on the fair value of $2.6 million for the NewAge shares on the Refinance Closing Date. Since the fair value of all of the financial instruments issued in the private placement exceeded the gross proceeds of $30.0 million, it was necessary to recognize a pro rata reduction in the carrying value of each financial instrument to its relative fair value, which resulted in a reduction of the initial carrying value of the Commitment Shares to approximately $2.2 million.
(3)	As discussed above, the Commitment Shares are redeemable if NewAge does not register the shares for resale by March 31, 2021. Accordingly, the fair value of the shares is classified as temporary equity until the outcome of NewAge’s registration obligation is determined. At that time, the fair value of the shares is expected to either be (i) reclassified as permanent equity if the shares are registered for resale, or (ii) reclassified as a current liability if it becomes probable that the holders will elect to redeem.
(4)	Fair value of the Warrants was initially determined using the Black-Scholes-Merton valuation model for a total of $3.4 million. Due to the requirement to recognize a pro rata reduction in the carrying value of each financial instrument to its relative fair value as discussed above, the initial carrying value was reduced to approximately $2.9 million.
(5)	Consists of placement agent advisory fees of approximately $1.0 million and professional fees and expenses of approximately $0.3 million. Since most of these fees were contractually determined as a percentage of the original principal balance of the Senior Notes, all of such costs were attributed to the Senior Notes.

As discussed in Note 1, the holders of the Senior Notes are entitled to request that NewAge make principal payments up to $1.0 million for each of the months of February 2021 through April 2021. Beginning in June 2021 and continuing for each subsequent month, the holders of the Senior Notes are entitled to request that NewAge make principal payments up to $2.0 million per month. Current maturities of the Senior Notes have been determined assuming the holders of the Senior Notes exercise their rights to demand the maximum principal payments permitted in each month as set forth below (in thousands):

	Current	Long-term		Total

Maximum principal payments by month after Refinance Closing Date:
No principal payable in months 1 and 2	$-	$-		$-
$1.0 million payable in months 3 through 5	3,000	-		3,000
$2.0 million payable in months 6 through 12	14,000	-		14,000
$2.0 million per month payable after Month 12	-	15,432		15,432
Discount allocable to long-term portion	-	(8,770	)(1)	(8,770)

Totals	$17,000	$6,662		$23,662

(1)	For purposes of determining the current and long-term classification of debt discounts, NewAge’s accounting policy attributes the entire discount to the long-term portion.

9

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Termination of EWB Credit Facility. As discussed in Note 1, a portion of the proceeds from the private placement discussed in Note (C) was used to repay and terminate the EWB Credit Facility and related interest rate swap agreements. Presented below is a summary of the historical liabilities associated with the EWB Credit Facility and the related pro forma adjustment to reflect the aggregate repayment of $14.2 million as of September 30, 2020 (in thousands):

	Historical	Pro Forma Adjustments
	September 30,	EWB Credit Facility		Accrued	Accumulated	Cash
	2020	Current	Long-term	Liabilities	Deficit	Pay-off

Principal balance	$13,625	$(1,500)	$(12,125)	$-	$-	$(13,625)
Unaccreted debt discount	(525)	-	525	-	(525)	-
Net carrying value of liabilties	13,100	(1,500)	(11,600)	-	(525)	(13,625)
Fair value of interest rate swap liability	355	-	-	(355)	-	(355)
Accrued interest and prepayment fee	198	-	-	(198)	-	(198)

Total	$13,653	$(1,500)	$(11,600)	$(553)	$(525)	$(14,178)

As of September 30, 2020, presented below is a (i) summary of the historical assets associated with the EWB Credit Facility and the related pro forma adjustments to reflect the release of restricted cash and the write-off of unaccreted debt issuance costs, and (ii) pro forma adjustments to give effect to restricted cash requirements under the Senior Notes (in thousands):

	Historical	Pro Forma Adjustments
	September 30,		Restricted Cash			Deposits	Accumulated
	2020	Cash	Current	Long-term		and Other	Deficit

Assets related to EWB Credit Facility:
Current portion of restricted cash	$1,500	$1,500	$(1,500)	$-		$-	$-
Long-term portion of restricted cash	12,600	12,600	-	(12,600)		-	-
Debt issuance costs related to revolver, net	235	-	-	-		(235)	(235)
Asset related to Senior Notes:
Long-term portion of restricted cash	-	(18,000)	-	18,000	(1)	-	-

Totals	$14,335	$(3,900)	$(1,500)	$5,400		$(235)	$(235)

(1)	Reflects a pro forma adjustment to maintain an aggregate balance of restricted cash balances of $18.0 million on the Refinance Closing Date. Of this amount, $10.0 million is subject to release at the discretion of the lenders as discussed under the caption “Refinancing of Debt” in Note 1. Management believes the lenders will release the restricted cash on or about February 3, 2021 after reviewing the audited financial statements and the unaudited interim financial statements that were delivered to the lenders on February 1, 2021. However, no assurance can be provided that the lenders will agree to release the $10.0 million of restricted cash. Accordingly, it is classified as a long-term asset in the accompanying unaudited pro forma condensed combined balance sheet. The remaining $8.0 million of the restricted cash balances is required to be maintained until NewAge reduces the outstanding principal balance of the Senior Notes below $8.0 million without regard to the unaccreted discount. The principal balance is not expected to be less than $8.0 million until February 2022 whereby this portion of the restricted cash is also reflected as a long-term asset in the accompanying unaudited pro forma condensed combined balance sheet.

10

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Summary of Pro Forma Adjustments for Refinancing of Debt. Presented below is a summary of the pro forma adjustments shown above for the Private Placement and the Termination of the EWB Credit Facility (in thousands):

		Termination of		Total
		EWB Credit Facility		Pro
	Private	Repay	Asset	Forma
Balance Sheet Caption	Placement	Liabilites	Adjustments	Adjustments

Assets:
Cash and cash equivalents	$28,937	$(14,178)	$(3,900)	$10,859
Current portion of restricted cash	-	-	(1,500)	(1,500)
Restricted cash, net of current portion	-	-	5,400	5,400
Deposits and other	-	-	(235)	(235)

Total adjustments for assets	$28,937	$(14,178)	$(235)	$14,524
Liabilities:
Accrued liabilities	$219	$(553)	$-	$(334)
Current maturities of long-term debt	17,000	(1,500)	-	15,500
Long-term debt, net of current maturites	6,662	(11,600)	-	(4,938)
Redeemable common stock	2,195	-	-	2,195
Stockholders’ equity
Additional paid-in capital	2,861	-	-	2,861
Accumulated deficit	-	(525)	(235)	(760)
Total adjustments for liabilities and stockholders’ equity	$28,937	$(14,178)	$(235)	$14,524

(D) Purchase Consideration

Summary of Purchase Consideration. Under ASC 805, the consideration transferred is required to be measured at the date the Ariix Merger is completed at fair value. The consideration issued in the Ariix Merger is referred to as the “Purchase Consideration”, consisting of the fair value of approximately 19.7 million shares of Common Stock issued on the Merger Closing Date, and the estimated fair value of business combination liabilities payable to Ariix’s former members, employees and the Sellers’ Agent as summarized in the following table (in thousands):

			Pro Forma Adjustments
	Estimated		Business Combination			Additional
	Fair Value of		Liabilities		Common	Paid-In
Description of Purchase Consideration	Consideration		Current	Long-term	Stock	Capital

Common stock issued at closing	$54,185	(1)	$-	$-	$20	$54,165
Business combination liabilities:
Short-term Debt	9,969	(2)	9,969	-	-	-
Derivative liability	103,721	(3)	-	103,721	-	-

Total	$167,875		$9,969	$103,721	$20	$54,165

(1)	Fair value was based on the closing price of $2.75 per share for NewAge’s Common Stock on the Merger Closing Date.
(2)	Represents an obligation to pay $10.0 million to the Sellers upon delivery of certain financial statements of Ariix (the “Short-term Debt”) to NewAge that is due in February 2021. NewAge determined fair value of the Short-term Debt by using a credit adjusted risk free interest rate of approximately 1.9% and an expected cash payment in February 2021.
(3)	Fair value for the derivative liability was determined as set forth under the caption “Business Combination Liabilities” below. Assuming stockholder approval is obtained to issue shares, the Derivative Liability will be settled through the issuance of equity securities. If stockholder approval is not obtained at up to three stockholder meetings, the obligation to settle in cash would not occur until more than 12 months after the Merger Closing Date. Accordingly, these liabilities will not be settled in cash for at least 12 months after the Merger Closing Date, which results in classification as long-term liabilities in the accompanying unaudited pro forma condensed combined balance sheet.

11

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Business Combination Liabilities. As shown in the table above, the fair value of the Purchase Consideration includes $103.7 million for obligations related to the business combination that are accounted for as a derivative liability (the “Derivative Liability”) that is required to be settled by NewAge through the issuance of shares of its Common Stock, subject to approval by NewAge’s stockholders at up to three meetings, if necessary, to obtain such approval. However, if such approval is not ultimately obtained, NewAge will be required to settle by making cash payments up to an aggregate of $163.3 million, subject to working capital and post-closing adjustments, within 90 days after the third meeting. Since there is no assurance that NewAge’s stockholders will approve a settlement in shares, the obligation to issue either shares or cash after the Merger Closing Date is accounted for as a Derivative Liability in the accompanying unaudited pro forma condensed combined balance sheet. To determine the fair value of this Derivative Liability, NewAge used the fair value concepts defined in ASC 820, Fair Value Measurement to determine the aggregate fair value of these liabilities of $103.7 million as of the Merger Closing Date. Fair value was determined through the use a Monte Carlo simulation, which considered the probability of obtaining stockholder approval at up to three meetings, the expected fair value of NewAge’s shares of Common Stock on the assumed dates of the stockholder meetings, and the cash settlement required if NewAge’s stockholders do not approve the issuance of shares after up to three meetings. Key assumptions inherent in the valuation methodology included historical volatility of approximately 97% related to NewAge’s shares of Common Stock, a risk-free interest rate of approximately 0.1%, and the expected probability of 98% that NewAge’s stockholders will approve the issuance of shares of Common Stock at the first stockholder meeting.

Presented below is a summary of the potential share issuances that are subject to approval by NewAge’s stockholders along with the expected settlement dates set forth in the Amended Ariix Merger Agreement (in thousands):

	Number		Expected
	of		Settlement
Description of Potential Issuance	Shares		Date

Non-compete shares	7,000		May 2021	(1)
Employees’ shares	1,667		May 2021	(1)
Additional Members’ shares	3,000		May 2021	(1)
One-year anniversary shares	25,000	(2)	November 2021
14-month anniversary shares	2,884		January 2022

Total	39,551

(1)	The expected settlement date for the Derivative Liabilities is based on the assumption that stockholders of NewAge approve the issuance of shares at a meeting expected to occur in May 2021.
(2)	As discussed in Note 1, the number of one-year anniversary shares is subject to downward adjustment to the extent that working capital of Ariix on the Merger Closing Date is less than $1.0 million. Accordingly, the number of shares are preliminary and expected to change.

(E) Purchase Price Allocation

ASC 805 generally requires that assets acquired, and liabilities assumed be recognized at their fair values as of the acquisition date. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The total preliminary estimated purchase consideration of $167.9 million as shown in Note 3(D) is allocated to the tangible and intangible assets and liabilities of Ariix based on the estimated fair value as if the acquisition had occurred on September 30, 2020, which is the assumed acquisition date for purposes of the unaudited pro forma condensed combined balance sheet. The following table summarizes the pro forma adjustments to give effect to the total consideration transferred in the Ariix Merger of $167.9 million, along with NewAge’s fair value adjustments to arrive at the preliminary estimate of the fair value of the assets acquired and liabilities assumed (in thousands):

12

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

	Historical	Estimated	Pro
	Carrying	Fair Value on	Forma
	Value(1)	Closing Date	Adjustment

Current assets:
Inventories	$17,032	$17,806	$774	(2)
Restricted cash	3,028	-	(3,028	)(3)
Other	19,506	19,506	-
Total current assets	39,566	37,312	(2,254)
Identifiable intangible assets:
Sales and distribution networks	4,969	77,630	72,661	(4)
Internal use software	706	13,210	12,504	(4)
Brand and trade names	724	18,910	18,186	(4)
Other	-	1,060	1,060	(4)
Non-compete agreement	-	19,085	19,085	(4)

Total identifiable intangibles	6,399	129,895	123,496
Goodwill	9,332	58,160 (5)	48,828	(5)
Property and equipment, net	740	740	-
Deferred income taxes	3,093	-	(3,093	)(6)
Deposits and other	1,095	1,095	-
Total assets acquired	60,225	227,202	166,977
Less liabilities assumed:
Current liabilities:
Unsecured note payable to Member	(1,000)	-	1,000	(3)
Other	(46,689)	(46,689)	-
Long-term liabilities:
Deferred income tax liability	-	(4,783)	(4,783	)(6)
Other	(7,855)	(7,855)	-

Net assets acquired	$4,681 (7)	$167,875 (8)	$163,194

(1)	Amounts are derived from Ariix’s historical balance sheet as of October 2, 2020.
(2)	Based in part on the preliminary report of an independent valuation specialist, the fair value of finished goods inventories exceeded the historical carrying value by approximately $1.0 million as of the Merger Closing Date. Based on inventories on hand as of October 2, 2020, the estimated fair value of Ariix’s inventories was approximately $0.8 million in excess of the historical carrying value. This amount represents an element of built-in profit that needs to be eliminated in the post combination historical consolidated statements of operations. Accordingly, this amount will be charged to cost of goods sold as the related inventories are sold which is expected to occur within approximately six months after the Merger Closing Date. Since this $0.8 million adjustment is not expected to have a continuing impact on the combined results of operations, pro forma effect for the reversal is not provided in the unaudited pro forma condensed combined statements of operations.
(3)	As discussed in Note 1, the parties clarified that the intent of the Amended Merger Agreement was that this restricted cash asset of $3.0 million is a retained asset of the Sellers, and as a condition of the closing of the Ariix Merger, the Sellers personally assumed the outstanding note with a principal balance of $1.0 million. Accordingly, this asset and liability are eliminated as a pro forma adjustment.
(4)	Based in part on the preliminary report prepared by an independent valuation specialist. See below for further discussion about the valuation approach for identifiable intangible assets.
(5)	Goodwill of $57.8 million is recognized for the difference between the total consideration transferred to consummate the Ariix Merger of $167.9 million and the fair value of net identifiable assets acquired of $110.1 million as of September 30, 2020. A pro forma adjustment of $48.5 million reflects the net increase in goodwill over the historical amount for Ariix of $9.3 million.
(6)	Reflects the preliminary calculation of the impact of deferred incomes related to the Ariix Merger. A pro forma adjustment totaling $7.9 million resulted in the elimination of a deferred tax asset for $3.1 million in Ariix’s historical financial statements, with a net increase in deferred tax liabilities of $4.8 million.
(7)	Represents members’ equity from the historical balance sheet of Ariix as of October 2, 2020.
(8)	Represents the total Purchase Consideration of $167.9 million as discussed further in Note 3(D).

13

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

As of the Merger Closing Date, the recorded value of intangible assets has been adjusted for the preliminary purchase price allocation. The fair value and useful lives assigned to the identifiable intangible assets have been estimated based on preliminary assumptions. These estimates of fair value and useful lives are considered preliminary and are subject to change. Any change in the amount of the final purchase price allocated to amortizable, definite-lived intangible assets could materially affect the carrying amount and related amortization expense of such assets.

Fair value measurement methodologies used to calculate the value of any asset can be broadly classified into one of three approaches, referred to as the cost, market and income approaches. In any fair value measurement analysis, all three approaches must be considered, and the approach or approaches deemed most relevant will then be selected for use in the fair value measurement of that asset. The fair value of identifiable intangible assets was determined primarily using variations of the “income approach,” which is based on the present value of the future after-tax cash flows attributable to each identifiable intangible asset. The fair value of inventories was determined using both the “cost approach” and the “market approach”.

Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include, but are not limited to (i) the amount and timing of projected future cash flows (including revenue and profitability), (ii) the discount rate selected to measure the risks inherent in the future cash flows, (iii) the assessment of the asset’s life cycle, and (iv) the competitive trends impacting the asset.

These preliminary estimates of fair value and estimated useful lives set forth in Note 4(DD) may be different from the amounts included in the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. Once sufficient information has been gathered about Ariix’s identifiable intangible assets, additional insight may be gained that could impact the estimated total value assigned to identifiable intangible assets, and the estimated weighted average useful life of each category of intangible assets.

(F) Ariix Merger Expenses

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. In connection with the Ariix Merger, NewAge incurred acquisition expenses of approximately $0.5 million through September 30, 2020. In addition, NewAge incurred $0.4 million of acquisition expense after September 30, 2020.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 is required to include adjustments which give effect to events that are directly attributable to the Ariix Merger regardless of whether they are expected to have a continuing impact on the combined company’s results or are non-recurring. Therefore, acquisition-related transaction costs incurred by NewAge after September 30, 2020, are reflected as a pro forma adjustment to the unaudited pro forma condensed combined balance sheet as of September 30, 2020. This pro forma adjustment increases accrued liabilities by $0.4 million with a corresponding increase in accumulated deficit.

(G) Conforming Accounting Policies

As a private company, Ariix accounted for its operating leases under ASC 840, Leases. To conform with NewAge’s accounting policies, the accompanying unaudited pro forma condensed combined balance sheet reflects a pro forma adjustment for the acquisition accounting impact resulting from the adoption of ASC 842, Leases, with respect operating leases of Ariix that were in effect as of September 30, 2020. Accordingly, the following summarizes right-of-use assets and operating lease liabilities recognized as a pro forma adjustment as of September 30, 2020 (in thousands):

14

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Right-of-Use Assets, net	$3,608

Operating Lease Liabilities:
Current	$1,642
Long-term	1,966

Total	$3,608

The Company determined the operating lease liability of approximately $3.6 million based upon a weighted average discount rate of 4.1%. The discount rate represents the Company’s estimated incremental borrowing rate for collateralized debt with a payment structure and term similar to the underlying operating lease terms. As of September 30, 2020, the weighted average remaining lease term under operating leases was 3.8 years. The impact of adoption of ASC 842 on the accompanying unaudited pro forma condensed combined statements of operations was not material.

4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Presented below are the Pro Forma Notes to the accompanying unaudited pro forma condensed combined statements of operations:

(AA) New Age Historical Statement of Operations

Represents the historical unaudited condensed consolidated statement of operations of New Age for the nine months ended September 30, 2020.

(BB) Ariix Historical Statement of Operations

Represents the historical unaudited condensed consolidated statement of operations of Ariix for the nine fiscal month period ended October 2, 2020.

(CC) Acquisition Expenses

For the nine months ended September 30, 2020, NewAge incurred professional fees for due diligence and other acquisition-related expenses of $0.5 million. NewAge included these expenses in selling, general and administrative expenses in its historical condensed consolidated statements of operations. A pro forma adjustment for $0.5 million reflects the elimination of these expenses since they are not expected to have a continuing impact on the combined company’s results of operations.

(DD) Amortization Expense

As discussed in Note 3(E), based in part on the preliminary report of an independent valuation specialist, NewAge has reflected pro forma adjustments for the preliminary estimate of the fair value of identifiable intangible assets, and determined the estimated useful lives for purposes of computing amortization expense. The following table presents the estimated fair value of identifiable intangible assets, the estimated useful lives and the pro forma adjustments to recognize amortization expense (dollars in thousands):

15

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

	Estimated	Estimated	Nine Months Ended	Year Ended
	Fair Value on	Useful Life	September 30,	December 31,
	Closing Date	(Years)	2020	2019

Identifiable intangible assets:
Sales and distribution networks	$77,630	13	$4,479	$5,972
Internal use software	13,210	15	661	881
Brand and trade names	18,910	15	946	1,261
Other	1,060	5	159	212
Non-compete agreements	19,085	5	2,863	3,817

Total	$129,895		9,108	12,143
Less historical expense for Ariix			(986)	(580)

Pro forma adjustment			$8,122	$11,563

(EE) Interest Expense

As discussed in Note 3(C), NewAge completed a private placement on November 30, 2020 that resulted in the issuance of Senior Notes with an original principal balance of $32.4 million and a net carrying value of $23.6 million. In addition, NewAge terminated its EWB Credit Facility and repaid all of the related obligations as of December 1, 2020. As discussed in Note 3(E), Ariix had an outstanding note payable to a Member with a principal balance of $1.0 million that was personally assumed by the Members of Ariix on the Merger Closing Date. The table below presents summarizes the pro forma adjustments to interest expense using the effective interest method applicable to the Senior Notes over the period they are expected to be outstanding, and the elimination of interest expense on the debt obligations that were assumed to have been repaid as of January 1, 2019 (dollars in thousands):

	Nine Months Ended		Year Ended
	September 30,		December 31,
Description	2020		2019

Interest expense related to the Senior Notes	$1,929	(1)	$9,321	(1)
Interest expense for business combination Term Loan	-		31	(2)
Less expenses incurred under EWB Credit Facility	(925	)(3)	(895	)(3)
Less interest expense for Ariix Member note payable	(94	)(4)	(125	)(4)

Net pro forma adjustments for Refinancing	$910		$8,332

(1)	As discussed in Note 2, the pro forma statements of operations give effect to the Refinancing as if it had occurred on January 1, 2019. Accordingly, interest expense is recognized for the period from January 1, 2019 through the maturity dates based on the contractual payment requirements, including accretion expense related to the aggregate discount of approximately $8.8 million.
(2)	As discussed in Note 2, the pro forma statements of operations give effect to the Ariix Merger as if it had occurred on January 1, 2019. Accordingly, interest expense is recognized for the period from January 1, 2019 through the expected payment date.
(3)	Due to the termination of the EWB Credit Facility discussed in Note 1, pro forma effect is given to eliminate interest expense, amortization of debt discount and issuance cost, and unused line fees incurred under the EWC Credit Facility.
(4)	Due to the elimination of the outstanding note payable to a Member of Ariix as discussed in Note 3(E), pro forma effect is given to eliminate the related interest expense related to this obligation.

16

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(FF) Elimination of Derivative Losses

Due to the termination of the EWB Credit Facility discussed in Note 3(C), pro forma effect is given to eliminate losses incurred due by NewAge due to changes in fair value of certain embedded derivatives and an interest rate swap derivative as set forth below (in thousands):

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2020	2019

Reversal of derivative losses related to EWB Credit Facility:
Loss from change in fair value of embedded derivatives	$136	$-
Loss from change in fair value of interest rate swap derivative	256	99

Total pro forma adjustment for derivative losses	$392	$99

(GG) Income Tax Expense

For the period from its inception through March 12, 2020, Ariix’s historical financial statements did not include a U.S. tax provision due to its election to be taxed as a partnership. The tax provision recorded during this time was solely attributable to foreign taxes. During these periods, NewAge had net U.S. deferred tax assets with a full valuation allowance that would have eliminated the entire U.S. tax provision on a pro forma combined basis. Since Ariix’s incremental U.S. tax expense as a corporation would have been completely offset through the release of a portion of the valuation allowance for NewAge’s U.S. net deferred tax assets, the unaudited pro forma condensed combined statements of operations do not reflect a pro forma adjustment to income tax expense.

For the period beginning on March 13, 2020 through September 30, 2020, Ariix recognized an income tax benefit of $0.8 million in its historical consolidated financial statements. This income tax benefit consisted of a net U.S. benefit of $0.5 million and a net foreign benefit of $0.3 million. Based on Ariix’s history of earnings, a valuation allowance was not required for the net U.S. deferred tax assets in its historical consolidated statement of operations. However, on a pro forma combined basis this U.S. deferred tax asset is not considered realizable due to NewAge’s history of losses. Accordingly, a pro forma adjustment is reflected to eliminate this net U.S. tax benefit of $0.5 million in the accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020.

For the nine months ended September 30, 2020 and the year ended December 31, 2019, the impact of pro forma adjustments related to the Refinancing did not have any impact on the pro forma combined income tax provisions due to a full valuation allowance required for NewAge’s deferred tax assets.

(HH) Weighted Average Number of Shares Outstanding

As discussed in Note 3(C) and Note 3(D), NewAge agreed to issue 19.7 million shares of Common Stock on the Merger Closing Date and 0.8 million shares of redeemable Common Stock on the Refinance Closing Date. These issuances of shares of NewAge’s Common Stock are given effect as of January 1, 2019 for purposes of the unaudited pro forma condensed combined statements of operations. Accordingly, a pro forma adjustment is required for the calculation of the weighted average number of shares of Common Stock outstanding for the nine months ended September 30, 2020 and the year ended December 31, 2019, as follows (in thousands):

17

NewAge Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

	2020		2019

Historical weighted average number of shares of Common Stock outstanding (basic and diluted)	92,087		77,252
Pro forma adjustments:
Redeemable Common Stock issued in Private Placement (Note 3(C))	800	(1)	800	(1)
Common Stock issued for Purchase Consideration (Note 3(D))	19,704		19,704
Total pro forma adjustments	20,504		20,504

Pro forma weighted average number of shares of Common Stock outstanding (basic and diluted)	112,591		97,756

(1)	Holders of shares of Redeemable Common Stock have the rights to vote their shares and to receive dividends that are identical to the rights of the holders of Common Stock. Accordingly, these shares are given pro forma effect for purposes of the calculation of earnings per share.

(II) New Age Historical Statement of Operations

Represents the historical condensed consolidated statement of operations of New Age for the year ended December 31, 2019.

(JJ) Ariix Historical Statement of Operations

Represents the historical condensed consolidated statement of operations of Ariix for its 53-week fiscal year ended January 3, 2020.

18